Exhibit 99.1
The Home Depot Announces Record First Quarter Results;
Raises Fiscal 2016 Guidance

ATLANTA, May 17, 2016 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $22.8 billion for the first quarter of fiscal 2016, a 9.0 percent increase from the first quarter of fiscal 2015. Comparable store sales for the first quarter of fiscal 2016 were positive 6.5 percent, and comp sales for U.S. stores were positive 7.4 percent.

Net earnings for the first quarter of fiscal 2016 were $1.8 billion, or $1.44 per diluted share, compared with net earnings of $1.6 billion, or $1.21 per diluted share, in the same period of fiscal 2015. For the first quarter of fiscal 2016, diluted earnings per share increased 19.0 percent from the same period in the prior year.

“We were pleased with our stronger than expected start to the year, driven by solid execution and broad-based growth across the store,” said Craig Menear, chairman, CEO and president. “This was made possible by our hard working associates and their continued dedication to our customers in a quarter marked by week-to-week demand spikes caused by weather variability.”

Updated Fiscal 2016 Guidance

The Company raised its fiscal 2016 sales guidance and now expects sales will be up approximately 6.3 percent and comp sales will be up approximately 4.9 percent. The Company also raised its diluted earnings-per-share guidance for the year and now expects diluted earnings per share to grow approximately 14.8 percent from fiscal 2015 to $6.27.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the first quarter, the Company operated a total of 2,275 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 385,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.
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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable store sales; effects of competition; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; implementation of

-more-

store, interconnected retail and supply chain initiatives; management of relationships with our suppliers and vendors; the impact and expected outcome of investigations, inquiries, claims and litigation, including those related to the 2014 data breach; issues related to the payment methods we accept; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the effect of accounting charges; the effect of adopting certain accounting standards; store openings and closures; guidance for fiscal 2016 and beyond; financial outlook; and the integration of Interline Brands, Inc. into our organization and the ability to recognize the anticipated synergies and benefits of the acquisition. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 31, 2016 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MAY 1, 2016 AND MAY 3, 2015
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended
	May 1, 2016	May 3, 2015	% Increase (Decrease)
NET SALES	$22,762	$20,891	9.0%
Cost of Sales	14,971	13,712	9.2
GROSS PROFIT	7,791	7,179	8.5
Operating Expenses:
Selling, General and Administrative	4,281	4,163	2.8
Depreciation and Amortization	433	419	3.3
Total Operating Expenses	4,714	4,582	2.9
OPERATING INCOME	3,077	2,597	18.5
Interest and Other (Income) Expense:
Interest and Investment Income	(7)	(4)	75.0
Interest Expense	244	197	23.9
Interest and Other, net	237	193	22.8
EARNINGS BEFORE PROVISION FOR INCOME TAXES	2,840	2,404	18.1
Provision for Income Taxes	1,037	825	25.7

NET EARNINGS	$1,803	$1,579	14.2%

Weighted Average Common Shares	1,247	1,298	(3.9)%
BASIC EARNINGS PER SHARE	$1.45	$1.22	18.9

Diluted Weighted Average Common Shares	1,252	1,305	(4.1)%
DILUTED EARNINGS PER SHARE	$1.44	$1.21	19.0

	Three Months Ended
SELECTED SALES DATA(1)	May 1, 2016	May 3, 2015	% Increase (Decrease)
Number of Customer Transactions	374.8	360.2	4.1%
Average Ticket (actual)	$60.03	$58.60	2.4
Sales per Square Foot (actual)	$376.73	$353.70	6.5

 —————

(1)	Selected Sales Data does not include results for the Interline acquisition that was completed in the third quarter of fiscal 2015.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF MAY 1, 2016, MAY 3, 2015 AND JANUARY 31, 2016
(Unaudited)
(Amounts in Millions)

	May 1, 2016	May 3, 2015(1)	January 31, 2016 (1)
ASSETS
Cash and Cash Equivalents	$3,257	$2,827	$2,216
Receivables, net	1,989	1,839	1,890
Merchandise Inventories	13,219	12,306	11,809
Other Current Assets	545	520	569
Total Current Assets	19,010	17,492	16,484
Property and Equipment, net	22,243	22,562	22,191
Goodwill	2,123	1,359	2,102
Other Assets	1,200	544	1,196
TOTAL ASSETS	$44,576	$41,957	$41,973

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-Term Debt	$—	$—	$350
Accounts Payable	8,711	8,070	6,565
Accrued Salaries and Related Expenses	1,339	1,283	1,515
Current Installments of Long-Term Debt	44	3,052	77
Other Current Liabilities	5,055	4,597	4,017
Total Current Liabilities	15,149	17,002	12,524
Long-Term Debt, excluding current installments	20,904	13,738	20,789
Other Long-Term Liabilities	2,188	2,013	2,344
Total Liabilities	38,241	32,753	35,657
Total Stockholders' Equity	6,335	9,204	6,316
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$44,576	$41,957	$41,973

 —————

(1)
The Consolidated Balance Sheets as of May 3, 2015 and January 31, 2016 were retrospectively adjusted to reflect the adoption of Accounting Standards Update ("ASU") No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs” and ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” in the first quarter of fiscal 2016.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MAY 1, 2016 AND MAY 3, 2015
(Unaudited)
(Amounts in Millions)

	Three Months Ended
	May 1, 2016	May 3, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$1,803	$1,579
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	486	454
Stock-Based Compensation Expense	72	69
Changes in Working Capital and Other	1,275	1,302
Net Cash Provided by Operating Activities	3,636	3,404
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(325)	(322)
Proceeds from Sales of Property and Equipment	4	5
Net Cash Used in Investing Activities	(321)	(317)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of Short-Term Borrowings, net	(350)	(290)
Proceeds from Long-Term Borrowings, net of discounts	2,989	—
Repayments of Long-Term Debt	(3,012)	(10)
Repurchases of Common Stock	(1,157)	(1,125)
Proceeds from Sales of Common Stock	29	47
Cash Dividends Paid to Stockholders	(862)	(769)
Other Financing Activities	25	146
Net Cash Used in Financing Activities	(2,338)	(2,001)
Change in Cash and Cash Equivalents	977	1,086
Effect of Exchange Rate Changes on Cash and Cash Equivalents	64	18
Cash and Cash Equivalents at Beginning of Period	2,216	1,723
Cash and Cash Equivalents at End of Period	$3,257	$2,827